      As filed with the Securities and Exchange Commission on April 7, 2006

                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               THE BRINK'S COMPANY
             (Exact Name of Registrant as specified in its charter)


             Virginia                                           54-1317776
  (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                            Identification No.)


                               1801 Bayberry Court
                                 P.O. Box 18100
                          Richmond, Virginia 23226-8100
           (Address including zip code of Principal Executive Offices)

                            ------------------------

                 THE BRINK'S COMPANY 2005 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                            ------------------------
                                 Austin F. Reed
                       Vice President, General Counsel and
                                    Secretary
                               The Brink's Company
                               1801 Bayberry Court
                                 P.O. Box 18100
                          Richmond, Virginia 23226-8100
                                 (804) 289-9600

                            ------------------------

 (Name, address and telephone number, including area code, of agent for service)

                            ------------------------


                            ------------------------


                         CALCULATION OF REGISTRATION FEE
==============================================================================================
                                        Proposed Maximum   Proposed Maximum
Title of Securities       Amount to be   Offering Price       Aggregate           Amount of
to be Registered          Registered       Per Share       Offering Price    Registration Fee
----------------------------------------------------------------------------------------------
Common stock, par value   5,000,000(1)     $50.82(2)        $254,100,000(2)     $27,189(2)
$1.00 per share
==============================================================================================
(1)  Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits,  stock dividends or similar transactions.  Includes rights to purchase The Brink's Company (the
     "Company"  or the  "Registrant")  Common  Stock,  issuable  pursuant to the
     Amended and Restated Rights Agreement dated as of September 1, 2003 between the Registrant and Computershare  Trust Company,  N.A. (formerly  Equiserve
     Trust Company, N.A.), as Rights Agent, as may be amended from time to time.

(2)  Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of
     1933, as amended (the "1933 Act"),  solely for the purpose of computing the registration  fee,  based on the  average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on April
     4, 2006.
==============================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provisions of Rule 428 under the 1933 Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference.

     (1) The Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 2005.

     (2) All reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act subsequent to the filing of the item mentioned in (1) above.

     (3) The description of Registrant's common stock, attached as Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission as of December 4, 1995, including any amendment thereto or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     Austin F. Reed, who is opining on the legality of the shares being registered (see Exhibit 5 hereto), is employed by the Registrant as Vice President, General Counsel and Secretary. Mr. Reed owns common stock of the Registrant, options to purchase the Registrant's common stock and, pursuant to a deferred compensation program, units representing common stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Virginia Stock Corporation Act, unless otherwise required by its Amended and Restated Articles of Incorporation, the Company is required to indemnify a director or officer who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the Company against reasonable expenses incurred in connection with the proceeding. Such Act also authorizes Virginia corporations to provide additional indemnification in certain specified instances. Accordingly, Article VIII of the Amended and Restated Articles of Incorporation of the Company provides that each officer, director or employee of the Company shall be entitled to indemnity, including indemnity with respect to a proceeding by or in the right of the Company, to the fullest extent required or permitted under the provisions of the Virginia Stock Corporation Act as in effect from time to time, except for an indemnity against willful misconduct or a knowing violation of the criminal law. Furthermore, the Company is required to promptly pay for or reimburse the reasonable expenses, including attorneys' fees, incurred by an officer, director or employee of the Company in connection with any proceeding (whether or not made a party) arising from his or her status as such officer, director or employee, in advance of final disposition of any such proceeding upon receipt by the Company from such officer, director or employee of (a) a written statement of good faith belief that he or she is entitled to indemnity by the Company and (b) a written undertaking, executed personally or on his or her behalf, to repay the amount so paid or reimbursed if after final disposition of such proceeding it is determined that he or she did not meet the applicable standard of conduct.

     Certain executive officers of the Company have indemnification contracts with the Company. The contracts provide indemnification to the same extent as the Company's Amended and Restated Articles of Incorporation and provide for the advancement of attorneys' fees. The Company also has directors' and officers' insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

     4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant's Current Report on Form 8-K filed on March 2, 2005).

     4.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K filed on November 22, 2005).

     4.3 Amended and Restated Rights Agreement dated as of September 1, 2003 between the Registrant and Computershare Trust Company, N.A. (formerly Equiserve Trust Company, N.A.), as Rights Agent, together with Form of Right Certificate (incorporated herein by reference to the Registrant's Exhibit 1 to Amendment No. 4 to Form 8-A/A, filed on October 9, 2003).

     5 Opinion of Austin F. Reed, Esq., Vice President, General Counsel and Secretary.

     23.1 Consent of  KPMG LLP,  Independent Registered  Public Accounting Firm.

     23.2 Consent of Austin F. Reed, Esq. (included in Exhibit 5).

     24   Powers of Attorney.

     99 The Brink's Company 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit A of the Registrant's proxy statement dated March 25, 2005).

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the 1933 Act to any purchaser:

          (i) If the Company is relying on Rule 430B:

                    (A) Each  prospectus  filed by the Company  pursuant to Rule
               424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (B) Each  prospectus  required to be filed  pursuant to Rule
               424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (ii) If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the Company under the 1933 Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

          (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

          (iv) any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 6th day of April, 2006.


                            THE BRINK'S COMPANY




                            By:    /s/ Robert T. Ritter
                                   ------------------------------------------
                            Name:  Robert T. Ritter
                            Title: Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                          Title                Date
               ---------                          -----                ----

          /s/ Michael T. Dan    Chairman, President and Chief      April 6, 2006
------------------------------  Executive Officer (principal
               M. T. Dan        executive officer)


         /s/ Robert T. Ritter   Vice President and Chief           April 6, 2006
------------------------------  Financial Officer (principal
             R. T. Ritter       financial officer and principal
                                accounting officer)


                  *            Director                            April 6, 2006
------------------------------
            R. G. Ackerman


                   *            Director                           April 6, 2006
------------------------------
             B. C. Alewine


                  *            Director                            April 6, 2006
------------------------------
             J. R. Barker


                   *            Director                           April 6, 2006
------------------------------
           M. C. Breslawsky


                  *            Director                            April 6, 2006
------------------------------
             J. S. Brinzo


                  *            Director                            April 6, 2006
------------------------------
            J. L. Broadhead


                   *            Director                           April 6, 2006
------------------------------
              R. M. Gross


                                Director
------------------------------
             M. D. Martin


                                Director
------------------------------
             L. J. Mosner


                  *            Director                            April 6, 2006
------------------------------
             C. S. Sloane


                   *            Director                           April 6, 2006
------------------------------
             R. L. Turner


* By:   /s/ Austin F. Reed
        --------------------------------
        Austin F. Reed, Attorney-in-Fact

                                  EXHIBIT INDEX



     4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant's Current Report on Form 8-K filed on March 2, 2005).

     4.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K filed on November 22, 2005).

     4.3 Amended and Restated Rights Agreement dated as of September 1, 2003 between the Registrant and Computershare Trust Company, N.A. (formerly Equiserve Trust Company, N.A.), as Rights Agent, together with Form of Right Certificate (incorporated herein by reference to the Registrant's Exhibit 1 to Amendment No. 4 to Form 8-A/A, filed on October 9, 2003).

     5 Opinion of Austin F. Reed, Esq., Vice President, General Counsel and Secretary.

     23.1 Consent of  KPMG LLP, Independent Registered Public  Accounting  Firm.

     23.2 Consent of Austin F. Reed, Esq. (included in Exhibit 5).

     24   Powers of Attorney.

     99 The Brink's Company 2005 Equity Incentive Plan (incorporated herein by reference to Exhibit A of the Registrant's proxy statement dated March 25, 2005).